SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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CONSOLIDATED-TOMOKA LAND CO.
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The following press release was issued by Consolidated-Tomoka Land Co. on April 3, 2017.

Press

Release

Contact:	Mark E. Patten, Sr. Vice President & Chief Financial Officer mpatten@ctlc.com
Phone:	(386) 944-5643
Facsimile:	(386) 274-1223
Contact: Phone:	Joele Frank, Wilkinson Brimmer Katcher James Golden/Dan Moore (212) 355-4449

CTO Board and Management

FOR IMMEDIATE RELEASE

MARGARITAVILLE EXPRESSES “TOTAL SUPPORT” FOR CONSOLIDATED-TOMOKA BOARD OF DIRECTORS IN CONNECTION WITH 2017 ANNUAL MEETING

Another Major CTO Relationship Publicly Supports
CTO Board and Management

Follows Announcement by Long-Term Shareholder J. Hyatt Brown of Intention to Vote FOR CTO Director Nominees on the WHITE Proxy Card

DAYTONA BEACH, Fla. – April 3, 2017 – Consolidated-Tomoka Land Co. (NYSE: CTO) (the “Company” or “CTO”) today announced that Margaritaville Holdings (“Margaritaville”), has delivered a letter of support of the Company’s Board of Directors and management team in connection with the Company’s 2017 Annual Meeting of Shareholders.

Margaritaville is a key business partner for CTO and is currently the brand of a new active adult community, Latitude Margaritaville, in Daytona Beach on approximately 1,600 acres recently sold by CTO and has signed a lease for a to be built Land Shark Bar & Grill on the Company’s beach property. Margaritaville joins CTO long-term shareholder J. Hyatt Brown, Chairman of Brown & Brown, Inc., in its support for CTO’s Board of Directors and management team.

The full text of the letter from Margaritaville to CTO’s Board of Directors, dated March 22, 2017, follows:

To the Board of Directors:

Please accept this letter as a sign of total support for the current Board of Directors and management team of Consolidated-Tomoka Land Co. We have been engaged with the management team over the past year, related to multiple investment opportunities, most notably the recent announcement of our very first Latitude Margaritaville development with Minto Communities, as well as, separately announcing a LandShark Bar and Grill restaurant on Consolidated-Tomoka’s beach front parcel.

Latitude Margaritaville is a defining moment for Margaritaville Holdings and could not have been possible without the management team at Consolidated-Tomoka. We believe this first ever 1,600-acre retirement community located in Daytona Beach will be transformative to the area, and has already been very well received by potential new residents. Mr. Albright was instrumental in bringing Margaritaville and Minto Communities together to create this exciting relationship.

Additionally, developing a new LandShark Bar & Grill directly on the beach will be another terrific opportunity to bring another one of our brands to the community. Not only will we deliver great food and fun, we will provide a unique beachfront setting that will create a new excitement to the World’s Most Famous Beach.

In conclusion, all our opportunities in Daytona Beach have been made possible by the Consolidated-Tomoka management team. Had it not been specifically for this team we would not have these great opportunities, nor known or considered Daytona Beach as a potential market.

Best Regards,

Jim Wiseman

President of Development, Margaritaville

To view the original letter, visit:

https://votecto.com/wp-content/uploads/2017/04/Margaritaville-Support-Letter.pdf

For additional details on how to vote, visit www.VoteCTO.com.

CTO strongly urges shareholders to support its Board of Directors by signing, dating and returning the WHITE proxy card today. Shareholders with any questions or in need of assistance voting their shares should contact CTO's proxy solicitor, MacKenzie Partners, Inc., by toll-free telephone at 800-322-2885 or by e-mail at proxy@mackenziepartners.com.

About Consolidated-Tomoka Land Co.

Consolidated-Tomoka Land Co. is a Florida-based publicly traded real estate company, which owns a portfolio of income investments in diversified markets in the United States including approximately 1.8 million square feet of income properties, as well as approximately 8,200 acres of land in the Daytona Beach area. Visit our website at www.ctlc.com.

We encourage you to review our most recent investor presentations for year end 2016 pertaining to the results for the quarter and year ended December 31, 2016, available on our website at www.ctlc.com.

SAFE HARBOR

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements. Words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof are intended to identify certain of such forward-looking statements, which speak only as of the dates on which they were made, although not all forward-looking statements contain such words. Although forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include the completion of 1031 exchange transactions, the availability of investment properties that meet the Company’s investment goals and criteria, the modification of terms of certain land sales agreements, uncertainties associated with obtaining required governmental permits and satisfying other closing conditions, as well as the uncertainties and risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2017 annual meeting of shareholders to be held on April 26, 2017. On March 21, 2017, the Company filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders for the 2017 annual meeting. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2017 ANNUAL MEETING, AND OTHER DOCUMENTS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.ctlc.com.